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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 15, 2005 accompanying the financial statements of Hiland Partners, LP as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004; accompanying the financial statements of net assets acquired from Hiland Partners, LLC as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004; and accompanying the balance sheet of Hiland Partners, LP as of December 31, 2004. We have also issued our report dated October 13, 2005 accompanying the consolidated balance sheet of Hiland Partners GP, LLC as of December 31, 2004. These reports are contained in Hiland Partners, LP's Registration Statement on Form S-1. We consent to the use of the aforementioned reports in the Registration Statement, and to the use of our name as it appears under the caption "Experts".

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
October 31, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM